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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 30, 1996


                         FITZGERALDS GAMING CORPORATION
             (Exact name of registrant as specified in its charter)


                                     NEVADA
                 (State or other jurisdiction of incorporation)


                 0-26518                             88-0329170
          (Commission File Number)         (IRS Employer Identification No.)


                   301 FREMONT STREET, LAS VEGAS, NEVADA 89101
               (Address of principal executive offices) (Zip Code)


      (Registrant's telephone number, including area code): (702) 388-2400



                                       NA
          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

                  Priority Secured Notes Borrowing

                  On December 30, the Registrant sold $5,882,000 principal amount of 13% Priority Secured Notes due December 31, 1998 (the "Priority Secured Notes") from which it received net proceeds of $4,910,464. Such amount will be reduced by approximately $180,000 in related expenses. The Priority Secured Notes mature on December 31, 1998, but may be retired earlier at any time at the option of the Registrant, and bear interest at 13% per annum, payable semi-annually. Repayment of the Priority Secured Notes is guaranteed by the Registrant's subsidiaries. The Priority Secured Notes and subsidiary guarantees are secured, directly or indirectly, by some or all of the same assets of the Registrant and its subsidiaries which serve as collateral for the Registrant's existing 13% Senior Secured Notes due 2002 With Contingent Interest (the "Senior Secured Notes") issued on December 19, 1995.

                  The Priority Secured Notes rank senior to the Senior Secured Notes and the liens securing the Priority Secured Notes rank senior to the liens securing the Senior Secured Notes. As a result, the holders of the Priority Secured Notes are entitled to have their Priority Secured Notes paid from the proceeds obtained upon liquidation of the Registrant's assets before any such proceeds are used to pay the Senior Secured Notes. Similarly, in the event of a sale of assets requiring the application of net cash proceeds to repurchase Senior Secured Notes, the holders of the Priority Secured Notes are entitled to have their Priority Secured Notes repaid first. Except as described above, the covenants, events of default and other provisions imposed under the Priority Secured Notes are substantially the same as those contained in the Indenture governing the Senior Secured Notes (the "Senior Secured Notes Indenture").

                  In connection with the issuance of the Priority Secured Notes, the Registrant solicited and obtained the consents of all the holders of the Senior Secured Notes to amend the Senior Secured Notes Indenture and to make conforming changes to the collateral documents relating to the Senior Secured Notes pursuant to a First Supplemental Indenture and Global Amendment to Collateral Documents, each dated as of December 30, 1996, in the forms attached as Exhibits hereto.

Management Changes

                  In an effort to reduce administrative costs, effective January 1, 1997, Jerome H. Turk resigned from his positions as Chairman of the Board and a Director, and became a part-time employee of the Registrant. In addition, the Registrant is considering reducing the size of its Board of Directors from four to three members and restructuring the membership thereof by replacing the two outside directors, Patricia W. Becker and Michael A. Ficaro, with executive officers of the Company who would serve on the Board without separate compensation therefor. Mr. Turk resigned voluntarily and did not resign because of a disagreement with the

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Registrant on any matter relating to the Registrant's operations, policies or practices. Similarly, the additional Board changes under consideration do not relate to any disagreement with the Registrant.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     FITZGERALDS GAMING CORPORATION
                                     (Registrant)


     January 10, 1997                 By: /s/ FERNANDO BENSUASKI
     ------------------------         -----------------------------------
             Date                             Fernando Bensuaski
                                         Executive Vice President, Chief
                                           Financial Officer and Secretary




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                         EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION

  4.1          First Supplemental Indenture
 10.1          Note Purchase Agreement
 10.2          Global Amendment to Collateral Documents










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